EXHIBIT 10.2
March 19, 2025
James Holm
At the Address on file with the Company

Dear James,
This letter agreement (this “Letter Agreement”), effective as of the date hereof (the “Effective Date”), sets forth the terms and conditions of our agreement regarding your resignation from your employment with Cronos USA Client Services LLC, a limited liability company incorporated in the State of Delaware (the “Company”) and wholly owned subsidiary of Cronos Group Inc., a corporation organized under the laws of the Province of British Columbia (“Cronos Group”). Unless context otherwise requires, capitalized terms used in this Letter Agreement that are not defined herein have the meanings set forth in the Employment Agreement between you, the Company and solely for the purposes specified therein, Cronos Group, dated as of November 14, 2022 (the “Employment Agreement”).
1.Separation
(a)Your employment with the Company will cease on April 18, 2025 (the “Separation Date”). From the Effective Date to the Separation Date: (a) you will continue to be employed by the Company but shall cease to serve as Chief Financial Officer of Cronos Group, (b) you will not perform any work for the Company except responding to inquiries in a timely manner to facilitate the transition of your duties and responsibilities; and (c) the Company may in good faith reassign or reduce your duties and responsibilities.
(b)As of the Effective Date, you voluntarily and irrevocably resign from all positions you hold as an officer or director (or similar or equivalent position) of the Company, Cronos Group or any subsidiary thereof (collectively, the “Resignations”). The Company and Cronos Group hereby accept, acknowledge and agree to the Resignations. If any other documentation is necessary to properly effectuate the Resignations, you agree to cooperate reasonably and promptly in executing and delivering it at the request of the Company or Cronos Group.
(c)The Company shall: (i) pay your Base Salary for the period up to the Separation Date; and (ii) reimburse your documented expenses properly incurred prior to the Effective Date in accordance with the Company’s expense reimbursement policy. Except as set forth in Section 2(a)(ii) of this Letter Agreement, your participation in the Company’s benefit plans shall end on the Separation Date.
2.Separation Benefits.
Contingent on your execution and non-revocation of the Release and Waiver of Claims attached hereto as Exhibit A (the “Release”) on or following the Separation Date in accordance with the timing set forth therein, and subject to: (i) Section 3 of this Letter Agreement; and (ii) your compliance with the terms and conditions of this Letter Agreement and the post-employment obligations set forth in Article 7 of the Employment Agreement, including, without limitation, as relates to non-competition, non-solicitation, confidentiality, intellectual property, and return of property, in consideration of amounts in excess of the minimum entitlements under applicable law:

(a)the Company shall, in full satisfaction of its obligations to you,
i.pay you US $385,000, which represents one (1) year of your annual base salary, payable by way of lump sum payment within thirty (30) days after the Separation Date;
ii.pay you US $20,260, which is equal to one year of the employer portion of your benefits premiums, to cover some of the costs of continuing your group insured benefits, should you decide to do so after the Separation Date; and
iii.provide you an annual cash award in respect of the 2025 fiscal year (the “Bonus”) of US $104,046.25 comprised of an individual performance component equal to US $37,633.75 and a business performance component equal to US $442,750 multiplied by 60% (i.e., 0.6), and thereafter multiplied by a fraction where the numerator is (3) and the denominator is (12). The Bonus shall be paid on the same date on which awards under STIC Program are provided to other Cronos Group executive officers in respect of the 2025 fiscal year.
(b)Cronos Group shall, in full satisfaction of its obligations to you, accelerate the vesting of 49,852 non-qualified stock options pursuant to Section 5(b)(iii) of your Option Award Agreement entered into on November 28, 2022 (the “Option Award Agreement”). Any vested options must be exercised in accordance with the terms and conditions of the applicable equity award plan and the Option Award Agreement by October 18, 2025. For the avoidance of doubt, except as set forth in this Section 2(b), your entitlements in respect of any equity-based awards shall be governed by the terms and conditions of the applicable equity award plan and the applicable award agreements.
You understand and agree that the entitlements under Section 1 and this Section 2 are provided in satisfaction of your entitlements to notice of termination, pay in lieu of notice, termination pay, and severance pay under the Employment Agreement, any employee benefit plan sponsored by the Company or any of its affiliates, applicable law or otherwise. You shall not be entitled to any other payments or benefits under the Employment Agreement, except as specifically provided herein.
3.Clawback Policy.
You understand and agree that any cash, equity or equity-based compensation paid or provided pursuant to Section 2 of this Letter Agreement is subject to the terms and conditions of Cronos Group’s Clawback Policy in effect from time to time, and may be subject to a requirement that such compensation be repaid to the Company after it has been distributed to you.
4.Restrictive Covenants; Return of Materials.
You hereby affirm that the restrictive covenants and other post-employment obligations contained in the Employment Agreement are and shall remain in effect and enforceable in accordance with the terms of the Employment Agreement, and you hereby reaffirm the existence and reasonableness of those obligations (including, without limitation, any non-disclosure and non-disparagement obligations, and any non-competition, and non-solicitation restrictions).
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5.Cooperation with Litigation, Investigations and Regulatory Proceedings.
You agree, upon the Company’s request, to cooperate with the Company in any investigation, litigation, arbitration or regulatory proceeding involving or relating to the Company or its affiliates, including by making yourself reasonably available to consult with the Company’s counsel. The Company shall reimburse you for reasonable out-of-pocket expenses that you incur in extending such cooperation, so long as you provide satisfactory documentation of the expenses.
Cronos Group hereby affirms that the Indemnity Agreement between you and Cronos Group shall remain in effect in accordance with its terms following the Separation Date, including with respect to maintenance of directors’ and officers’ liability insurance in accordance with the terms of the Indemnity Agreement.
6.Deductions and Withholdings.
You understand and agree that the Company shall make such deductions and withholdings from your remuneration and any other payments or benefits provided to you pursuant to this Letter Agreement as may be required by law.
7.Amendments.
This Letter Agreement may only be amended by written agreement executed by the Company, Cronos Group and you.
8.Independent Legal Advice.
You acknowledge that you have been encouraged to obtain independent legal advice regarding the execution of this Letter Agreement, and that you have obtained such advice.
9.Expenses.
All costs, fees and expenses incurred in connection with this Letter Agreement and the transactions contemplated by this Letter Agreement including all costs, fees and expenses of representatives of the parties hereto, shall be paid by the party incurring such cost, fee or expense.
10.Counterparts.
This Letter Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by electronic transmission, including in portable document format (.pdf), shall be deemed as effective as delivery of an original executed counterpart of this Letter Agreement.
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If you agree that this Letter Agreement correctly memorializes our understandings, please sign and return this Letter Agreement, which shall become a binding agreement as of the Effective Date.
Sincerely,
CRONOS GROUP INC.
By:    /s/ Mike Gorenstein
Name:    Mike Gorenstein
Title:    President, Chief Executive Officer and Chairman of the Board of Directors
CRONOS USA CLIENT SERVICES LLC
By:    Cronos Group Inc., its sole member
    By:    /s/ Mike Gorenstein
Name:    Mike Gorenstein
Title:    President, Chief Executive Officer and Chairman of the Board of Directors

Accepted and Agreed:
/s/ James Holm
James Holm
Date: March 19, 2025

[Signature Page to Letter Agreement]

Exhibit A

FULL AND FINAL RELEASE AND WAIVER OF CLAIMS

GENERAL RELEASE AND WAIVER OF CLAIMS (this “Release”), by the undersigned (hereinafter called the “Releasor”) in favor of Cronos Group Inc. and its subsidiaries, including Cronos USA Client Services LLC (together, the “Employer”), affiliates, stockholders, beneficial owners of its stock, its current or former officers, directors, employees, members, attorneys and agents, and their predecessors, successors and assigns, individually and in their official capacities (hereinafter called the “Releasees”).

WHEREAS, Releasor was employed as Chief Financial Officer of Cronos Group Inc.;

WHEREAS, Releasor’s employment with Cronos USA Client Services LLC ended effective as of April 18, 2025; and

WHEREAS, Releasor is seeking certain payments under Section 6.3 of the Employment Agreement entered into by Cronos USA Client Services LLC, the Releasor and, solely for the purposes specified therein, Cronos Group, Inc., dated November 14, 2022 (hereinafter called the “Employment Agreement”), as set forth in the Letter Agreement between Employer, Cronos USA Client Services LLC and Releasor dated March 19, 2025 (hereinafter called the “Letter Agreement”), that are conditioned on the effectiveness of this Release.

NOW, THEREFORE, in consideration of such payments and benefits and the covenants and agreements set forth in the Letter Agreement, the parties agree as follows:

1.GENERAL RELEASE. Releasor knowingly and voluntarily waives, terminates, cancels, releases and discharges forever the Releasees from any and all suits, actions, causes of action, claims, allegations, rights, obligations, liabilities, demands, entitlements or charges (collectively, “Claims”) that Releasor (or Releasor’s heirs, executors, administrators, successors and assigns) has or may have, whether known, unknown or unforeseen, vested or contingent, by reason of any matter, cause or thing occurring at any time before and including the date of this Release, including all claims arising under or in connection with Releasor’s employment, or termination or resignation of employment with the Employer, including, without limitation: Claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful, abusive, constructive or unlawful discharge or dismissal, for breach of any contract, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including rights or Claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990 (“OWBPA”), violations of the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Fair Labor Standards Act, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, including all amendments to any of the aforementioned acts; and violations of any other federal, state, or municipal fair employment statutes or laws, including, without limitation, violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other Claims for compensation or bonuses, whether or not paid under any compensation plan or arrangement; breach of contract; tort and other common law Claims; defamation; libel; slander; impairment of economic opportunity defamation; sexual harassment; retaliation; attorneys’ fees; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; and punitive or exemplary damages (the “Released Matters”). In addition, in consideration of the provisions of this Release, Releasor further agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to those Claims that are known or suspected to exist in Releasor’s favor as of the Release Effective Date (as defined below).
Thus, notwithstanding the purpose of implementing a full and complete release and discharge of the claims released by this Release, Releasor expressly acknowledges that this Release is intended to include in its effect, without limitation, all claims which Releasor does not know or suspect to exist in his favor at the time of execution hereof arising out of or relating in any way to the subject matter of the actions referred to herein above and that this Release contemplates the extinguishment of any such claims.

2.SURVIVING CLAIMS. Notwithstanding anything herein, in your Employment Agreement or in the Letter Agreement, dated March 19, 2025, between Releasor and Employer to the contrary, this Release shall not:
(i)release any Claims for payment of amounts payable under the Letter Agreement (including, without limitation, under Section 2 thereof);
(ii)limit your right to elect to continue group health benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA);
(iii)release any Claim for employee benefits under plans covered by ERISA to the extent any such Claim may not lawfully be waived or for any payments or benefits under any Employer plans that have vested (including any 401(k) plan) according to the terms of those plans;
(iv)release any Claim or right Releasor may have pursuant to indemnification, advancement, defense, or reimbursement pursuant to any applicable D&O policies, any similar insurance policies, applicable law or otherwise;
(v)release any Claim that may not lawfully be waived in a private agreement between the parties; or
(vi)prohibit or restrict Releasor from (A) participating, cooperating, testifying, or expressing an interest in doing any of the same, in any action, review, investigation, or proceeding by, or providing information or documents to, any government or regulatory agency or authority, including the U.S. Securities and Exchange Commission and the Ontario Securities Commission, (B) accepting monetary awards or other incentives for participating in a whistleblower program administered by any government or regulatory agency or authority, including the U.S. Securities and Exchange Commission or the Ontario Securities Commission, (C) making disclosures under the whistleblower provisions of applicable Canadian federal, Canadian provincial, U.S. federal or U.S. state law or regulation (including Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002), or (D) making a complaint to, initiating communications with, or responding to any inquiry from, any government or regulatory agency or authority, including the U.S. Securities and

Exchange Commission and the Ontario Securities Commission, regarding any good faith concerns about possible violations of law or regulation. Releasor does not need prior authorization from any Releasees to make any such reports or disclosures and Releasor is not required to notify any Releases that such reports or disclosures have been made. Despite the foregoing, Releasor is not permitted to reveal to any third party, including any government or regulatory agency or authority, information Releasor came to learn during Releasor’s service to the Employer that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege or attorney work product doctrine. The Employer does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information.
3.ADDITIONAL REPRESENTATIONS AND WARRANTIES. Releasor further represents and warrants that Releasor has not filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Releasees nor, has Releasor assigned, pledged, or hypothecated as of the Release Effective Date any Claim to any person and no other person has an interest in the Claims that he is releasing. However, this representation does not apply to any charges, actions, or proceedings before, or engaging in communications with, the U.S. Securities and Exchange Commission or the Ontario Securities Commission about possible fraud or other securities law violations occurring prior to the date you execute this agreement.
4.ACKNOWLEDGMENT BY RELEASOR. Releasor acknowledges and agrees that Releasor has read this Release in its entirety and that this Release is a general release of all known and unknown Claims. Releasor further acknowledges and agrees that:
(i)this Release does not release, waive or discharge any rights or Claims that may arise for actions or omissions after the Release Effective Date and Releasor acknowledges that he is not releasing, waiving or discharging any ADEA Claims that may arise after the Release Effective Date;
(ii)Releasor is entering into this Release and releasing, waiving and discharging rights or Claims only in exchange for consideration which he is not already entitled to receive;
(iii)Releasor has been advised, and is being advised by the Release, to consult with an attorney before executing this Release; and
(iv)Releasor has been advised, and is being advised by this Release, that he has been given at least twenty-one (21) days within which to consider the Release, but Releasor can execute this Release at any time prior to the expiration of such review period; and
(v)Releasor is aware that this Release shall become null and void if he revokes his or her agreement to this Release within seven (7) days following the date of execution of this Release. Releasor may revoke this Release at any time during such seven-day period by delivering (or causing to be delivered) to the Employer written notice of his or her revocation of this Release no later than 5:00 p.m. Eastern time on the seventh (7th) full day following the date of execution of this

Release (the “Release Effective Date”). Releasor agrees and acknowledges that a letter of revocation that is not received by such date and time shall be invalid and shall not revoke this Release.
5.COOPERATION WITH INVESTIGATIONS AND LITIGATION. Releasor agrees, upon the Employer’s reasonable request and consistent with Releasor’s reasonable business and personal obligations, to reasonably cooperate with the Employer in any investigation, litigation, arbitration or regulatory proceeding involving or relating to the Company or its affiliates, including making himself or herself reasonably available to consult with Employer’s counsel, to provide information and to give testimony. Employer shall reimburse Releasor for reasonable out-of-pocket expenses Releasor incurs in extending such cooperation, so long as Releasor provides satisfactory documentation of the expenses. Nothing in this Section is intended to, and shall not, restrict or limit Releasor from exercising his or her protected rights described in Sections 2, 4, 5 or 6 hereof or restrict or limit Releasor from providing truthful information in response to a subpoena, other legal process or valid governmental inquiry.
6.RESTRICTIVE COVENANTS. Releasor hereby affirms the restrictive covenants set forth in Article 7 of the Employment Agreement shall continue to apply following the Release Effective Date in accordance with their terms, subject to Releasor’s protected rights as set forth in Section 2(vi) of this Release.
7.GOVERNING LAW. To the extent not subject to federal law, this Release shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed entirely within that state.
8.SEVERABILITY. If any provision of this Release should be declared to be unenforceable by any administrative agency or court of law, then remainder of the Release shall remain in full force and effect.
9.CAPTIONS; SECTION HEADINGS. Captions and section headings used herein are for convenience only and are not a part of this Release and shall not be used in construing it.
10.COUNTERPARTS; FACSIMILE SIGNATURES. This Release may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original instrument without the production of any other counterpart. Any signature on this Release, delivered by either party by photographic, facsimile or PDF shall be deemed to be an original signature thereto.

IN WITNESS WHEREOF I have hereunder set my hand this ____ day of April 2025.

SIGNED AND DELIVERED in the presence of: Witness Signature Print Name of Witness Address of Witness	JAMES HOLM